                                                                Exhibit 10.4

                             SECOND AMENDMENT TO
                               LOAN AGREEMENT

         This SECOND AMENDMENT TO LOAN AGREEMENT (this "Agreement") is entered into and, unless otherwise stated herein, effective as of March 8, 2004, by and among Angelica Corporation, a Missouri corporation
("Borrower"), LaSalle Bank National Association ("LaSalle"), as
Administrative Agent ("Administrative Agent"), and LaSalle and the other lenders listed on the signature page hereto (the "Lenders").

                                  RECITALS:
                                  --------

A. Borrower, Administrative Agent and Lenders are party to that certain Loan Agreement dated as of May 30, 2002, as amended by the First Amendment to Loan Agreement dated as of January 24, 2003 (as amended, the "Original Loan Agreement").

B. Administrative Agent, Lenders and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

                                  AGREEMENT
                                  ---------

         Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and the Lenders hereby agree as follows:

1. DEFINITIONS. All references to the "Agreement" or the "Loan Agreement" in the Original Loan Agreement and in this Agreement shall be deemed to be references to the Original Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Loan Agreement.

2. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective, unless otherwise stated herein, as of the date first written above, but only if this Agreement has been executed by Borrower, Administrative Agent and the Lenders, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders.

3. AMENDMENT FEE. On the date hereof, Borrower shall pay to Administrative Agent for the benefit of the Lenders, a one-time Second Amendment Fee equal to the following amount: (i) ten (10) basis points on the first $70,000,000 of the Aggregate Revolving Loan Commitment, as amended by this Agreement payable to each Lender based on such Lender's pro-rata share of such amount based on the pro rata shares of the Lenders immediately prior to giving effect to this Amendment, plus (ii) twenty five (25) basis points on the remaining $30,000,000 of the Aggregate Revolving Loan Commitment as amended by this Agreement, payable to each Lender based on such Lender's pro-rata share that each Lender is committing to of such amount.

4. CONSENT TO DUKE ACQUISITION. Administrative Agent and the Lenders consent to the Duke Acquisition if, at the closing of the Duke Acquisition, a Responsible Officer of Borrower delivers to Administrative Agent a certificate on behalf of Borrower certifying that the requirements in clauses (v) and (vi) of Section 13.5 of the Loan Agreement have been satisfied. The consent contained in this


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

Section 4 is specific in intent and is valid only for the specific purpose for which given. Nothing contained herein obligates Administrative Agent or any Lender to agree to any additional waivers or consents of any provisions of any of the Loan Documents.

5. CONSENT TO LIFE UNIFORM SALE.

         5.1. Borrower has advised Administrative Agent and the Lenders that it and the other Covered Persons intend to sell substantially all of the assets and certain liabilities relating to their Life Uniform retail business as an asset sale, sale of capital stock of one or more Subsidiaries, or a combination of an asset sale and sale of such capital stock. In connection with such sale, Borrower and certain of its Subsidiaries may contribute the assets comprising the Life Uniform retail business to one or more new Subsidiaries, and/or may transfer the capital stock of certain Subsidiaries holding such assets to one or more new Subsidiaries. The transactions referred to in this Section 5.1 are collectively referred to herein as the "Life Uniform Sale."

         5.2. Notwithstanding the terms of the Loan Agreement, including, but not limited to, Sections 13.6, 13.8, 13.10, 13.15, and 15.1.4, the Administrative Agent and the Lenders hereby consent to the Life Uniform Sale if the requirements listed on Exhibit C are met.

         5.3. Notwithstanding the terms of Section 6.3.3.1 of the Loan Agreement, Administrative Agent and the Lenders hereby agree that Borrower shall not be required to turn over to Administrative Agent for the ratable benefit of the Lenders, to be applied to reduce the Loan Obligations, proceeds from the Life Uniform Sale to the extent, and only to the extent, if to do so would cause Borrower to break Borrower's Interest Hedge Obligation existing on the date hereof up to the amount hedged thereunder on the date hereof.

         5.4. The consents contained in this Section 5 are specific in intent and are valid only for the specific purpose for which given. Nothing contained herein obligates Administrative Agent or any Lender to agree to any additional waivers or consents of any provisions of any of the Loan Documents.

6. AMENDMENTS. The Original Loan Agreement is hereby amended as follows:

         6.1. AGGREGATE AMOUNT; REDUCTION. The first sentence of
Section 3.1.1 of the Original Loan Agreement is deleted and replaced with the following:

         "Subject to the limitations in Section 3.1.2 and elsewhere herein, each Lender commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender's pro-rata share (as listed on Exhibit 3 hereto) of an Aggregate Revolving Loan Commitment of One Hundred Million Dollars ($100,000,000), by funding such Lender's pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein."

         6.2. MATURITY. Section 6.1.2 of the Original Loan Agreement is deleted and replaced with the following:

         "6.1.2. PRINCIPAL. Subject to Section 6.1.3, Borrower shall repay the entire amount of the Aggregate Revolving Loan as then outstanding on May 30, 2007 (the Revolving Loan Maturity Date), and Borrower shall repay the entire amount of the Swingline Loan on demand, or if no demand is made, on the Revolving Loan Maturity Date.

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         6.3. EXTENSION OF MATURITY. Section 6.1.3 of the Original Loan
Agreement is deleted and replaced with the following:

         "6.1.3. EXTENSION OF REVOLVING LOAN MATURITY DATE. If Borrower provides written notice to the Administrative Agent and each Lender (an "Extension Request") no less then ninety (90) days and no more than one hundred and fifty days (150) prior to May 30, 2005 (such date being the "Extension Date") that it wishes to extend the Revolving Loan Maturity Date (the "First Extension Right"), and again, prior to the first annual anniversary of the Extension Date that it wishes to extend the Revolving Loan Maturity Date (the "Second Extension Right"), in each case by one year, then, if, and only if, each of the Lenders affirmatively agree, in each case, in writing to an extension in each of their respective sole discretion by executing an extension agreement containing such terms and conditions as required by the Lenders (signed by Administrative Agent, each Lender and Borrower), the Revolving Loan Maturity Date shall be so extended by one year. Whether or not Borrower exercises the First Extension Right, Borrower may exercise the Second Extension Right. The Administrative Agent shall notify the Borrower in writing within 30 days of the Lenders' receipt of an Extension Request, whether or not the Lenders agree to an extension of the Revolving Loan Maturity Date and, if so, under what terms and conditions. If a Lender fails to advise the Administrative Agent of its decision with respect to an Extension Request within such 30 day period referred to in the preceding sentence, such Lender shall be deemed to have denied such request.

         6.4. MARGINS.
Section 4.6 of the Original Loan Agreement is deleted and replaced with the following:

                {remainder of page intentionally left blank}

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         "4.6. BASE RATE REVOLVING MARGINS AND EURODOLLAR REVOLVING MARGINS.

         --------------------------------------------------------------------------------------------------------------
             IF THE RATIO OF
             BORROWER FUNDED
          INDEBTEDNESS TO EBITDA
           (FOR THE FOUR FISCAL
            QUARTER PERIOD OF
          BORROWER MOST RECENTLY       EURODOLLAR           BASE RATE
                ENDED) IS           REVOLVING MARGIN     REVOLVING MARGIN       UNUSED FEE RATE       REFERENCE LEVEL
         --------------------------------------------------------------------------------------------------------------
          greater than or equal
             to 2.25 to 1.00             1.875%               0.00%                  0.40%                   V
         --------------------------------------------------------------------------------------------------------------
          greater than or equal
           to 1.75 to 1.00 but
          less than 2.25 to 1.00         1.625%               0.00%                  0.35%                   IV
         --------------------------------------------------------------------------------------------------------------
          greater than or equal
           to 1.25 to 1.00 but
          less than 1.75 to 1.00         1.375%               0.00%                  0.30%                  III
         --------------------------------------------------------------------------------------------------------------
          greater than or equal          1.125%               0.00%                  0.25%                   II
           to 0.75 to 1.00 but
          less than 1.25 to 1.00
         --------------------------------------------------------------------------------------------------------------
          less than 0.75 to 1.00         0.875%               0.00%                  0.20%                   I
         --------------------------------------------------------------------------------------------------------------

         On the Second Amendment Effective Date, the pricing level shall be Level I. Thereafter, the applicable Increments shall be re-determined by Administrative Agent: (A) based on the ratio of Borrower's Funded Indebtedness to EBITDA for the four fiscal quarter period of Borrower most recently ended, promptly after each delivery by Borrower to Administrative Agent of Borrower's Financial Statements (and accompanying Compliance Certificate) as required in Section 12.11 and will become applicable on the third Business Day following the day when Borrower delivers such Financial Statements (and accompanying Compliance Certificate) to Administrative Agent, and (B) in connection with each Permitted Acquisition described in 13.5(xi), based on the ratio of Borrower's pro forma Funded Indebtedness to pro forma EBITDA for the four fiscal quarter period of Borrower most recently ended, after giving effect to each such Permitted Acquisition, based upon the Compliance Certificate as required in Section 13.5(xi) delivered by Borrower to Administrative Agent, and will become applicable on the closing of such Permitted Acquisition."

         6.5. PROJECTIONS. The following language is inserted to the end of
Section 10.13 of the Original Loan Agreement:

         "The projections of Borrower's year end financial condition, results of operations, and cash flow for the periods 2005 through the end of the 2007 fiscal year, a copy of which have been delivered to Administrative Agent and each Lender, represent Borrower's good faith best estimate of Borrower's future financial performance for the periods set forth therein. Such projections have

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         been prepared consistent with GAAP on the basis of the assumptions set forth therein, which Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions."

         6.6. ADDITIONAL REPRESENTATIONS AND WARRANTIES: TAX MATTERS.;
NO IMPROPER PAYMENT OR INFLUENCE; FOREIGN ENEMIES AND REGULATIONS.
New Sections 10.32,10.33, and 10.34 are added to the Original Loan Agreement as follows:

         "10.32. TAX MATTERS. Borrower does not intend to treat the Loans or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4)."

         "10.33 NO IMPROPER PAYMENT OR INFLUENCE. Neither Borrower nor any other Covered Person has directly or indirectly paid or delivered any fee, commission or other money or property, or engaged in any lobbying, influencing or other behavior, however characterized, to any agent, government official, regulatory body, governmental agency or other Person, in the United States or any other country, related to the business or operations of the Borrower or any other Covered Person, that the Borrower and each other Covered Person knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction, or to have been for the purpose of, and to have had the effect of, inducing or encouraging the breach by the recipient thereof of any legal duties, whether as an employee or otherwise to another Person."

         "10.34 FOREIGN ENEMIES AND REGULATIONS. The use of the proceeds of the Loans and use of the Letters of Credit as contemplated by this Agreement will not violate (A) any regulations promulgated or administered by the Office of Foreign Assets Control, United States Department of the Treasury, including without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transaction Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transaction Regulations or the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (B) the Trading with the Enemy Act, as amended, (C) Executive Orders 8389, 9095, 9193, 12543 (Libya), 12544 (Libya), 12722 or 12724 (Iraq), 12775 or 12779
         (Haiti), or 12959 (Iran), as amended, of the President of the United States or (D) any rule, regulation or executive order issued or promulgated pursuant to the laws or regulations described in the foregoing clauses (A) -(C)."

         6.7. TAX NOTIFICATIONS. A new Section 12.20 is added to the Original Loan Agreement as follows:

         "12.20. TAX NOTIFICATIONS. If Borrower determines to take any action inconsistent with its intention set forth in Section 10.32, it will promptly notify Administrative Agent thereof. If Borrower so notifies Administrative Agent, Borrower acknowledges that one or more of Administrative Agent and the Lenders may treat its Loans or its interest in Swingline Loans or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Administrative Agent and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation. Promptly after Borrower has notified Administrative Agent of any intention by Borrower to treat Loans or Letters of Credit and related

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         transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), Borrower will promptly provide a duly completed copy of IRS Form 8886 or any successor form."

         6.8. LIFE INSURANCE. A new Section 12.21 is added to the Original Loan Agreement as follows:

         "12.21. LIFE INSURANCE. Borrower shall pay all premiums and other amounts due under the Life Insurance Policies. At all times while any Indebtedness permitted by Section 13.2.8 is outstanding, Borrower shall at all times keep the Life Insurance Policies relating to such Indebtedness in full force and effect, except with respect to any such Life Insurance Policies with respect to which the insured person under such policy has died.

         6.9. PERMITTED INDEBTEDNESS. New subsections 13.2.8 and 13.2.9 are added to the Original Loan Agreement as follows:

         "13.2.8. Indebtedness up to the cash value of the Life Insurance Policies."

         "13.2.9. Non-interest bearing Indebtedness up to $4,000,000 owing to Duke University Health System, Inc., which is (A) incurred in connection with the Duke Acquisition, (B) incurred as a deferred purchase price payment for the assets being purchased by Borrower pursuant to the Duke Acquisition, (C) due and payable in full no later than one year following the closing date of the Duke Acquisition, (D) not evidenced by a promissory note or other Instrument, and (E) not secured by a Security Interest on any asset of Borrower or any other Covered Person (although Borrower may, in its discretion, provide a Letter of Credit to Duke University Health System, Inc to secure the Indebtedness described in this
         Section 13.2.9)."

         6.10. PERMITTED SECURITY INTERESTS. A new subsection 13.4.7 is added to the Original Loan Agreement as follows:

         "13.4.7. Security Interests in favor of the issuer of the Life Insurance Policies on the cash value of the Life Insurance Policies to secure the Indebtedness permitted by Section 13.2.8 to such issuer of the Life Insurance Policies to the extent of such Indebtedness."

         6.11. PERMITTED ACQUISITIONS. Clause (vii) and clause (xi) of
Section 13.5 of the Original Loan Agreement are deleted and replaced with the following:

         "(vii) excluding the Duke Acquisition, the purchase price (including without limitation any deferred purchase price, seller notes, assumed Indebtedness, or similar items) together with all expenses incurred in connection with such acquisition does not exceed $25,000,000 in the aggregate for all Permitted Acquisitions (including, without limitation, acquisitions with negative EBITDA and Small Permitted Acquisitions) since the Second Amendment Effective Date,"

         "(xi) except for any Permitted Acquisition with a gross purchase price of less than $2,000,000 including without limitation any deferred purchase price, seller notes, assumed Indebtedness, or similar items (a "Small Permitted Acquisition"), Borrower has, no less than 15 days prior to making such acquisition, prepared and furnished to Administrative Agent (and Administrative Agent shall use its reasonable efforts to promptly provide such information to each Lender) (A) the proforma financial statements described below for the Target Company (if such acquisition is structured as a purchase of equity) or the Surviving Company (if such acquisition is structured as

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         a purchase of assets or a merger), demonstrating to the satisfaction of Administrative Agent that the Target Company, all Surviving Companies, and Borrower, as the case may be, will be Solvent upon consummation of such acquisition and upon the passage of time thereafter, and that none of the covenants in Section 14 will be violated as a consequence of such acquisition or with the passage of time thereafter, (B) a proforma Compliance Certificate showing compliance with Section 14 of this Agreement, after giving effect to such Permitted Acquisition, and (C) copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years most recently ended (if available) and for each of the completed fiscal quarters in the then current fiscal year."

         6.12. FIXED CHARGES, FUNDED INDEBTEDNESS AND INTEREST EXPENSE. The definitions of "Fixed Charges," "Funded Indebtedness" and "Interest Expense" in Section 14.1 of the Original Loan Agreement are deleted and replaced with the following:

         "Fixed Charges means, for any period of calculation, the sum of (i) Interest Expense, (ii) the sum of all scheduled principal payments on long term Indebtedness of Borrower (including other interest-bearing Indebtedness) but excluding Indebtedness permitted by Sections 13.2.8 and 13.2.9 of this Agreement, (iii) federal, state and local income taxes paid, (iv) Stock Dividends and Redemptions/Distributions paid or accrued for, without duplication,
         (v) rental expense, and (vi) $2,000,000 per fiscal quarter, which represents a pre-agreed to amount of maintenance capital expenditures."

         "Funded Indebtedness means the outstanding principal balance of the Loan Obligations, other Indebtedness for borrowed money, and the initial capitalized cost of assets subject to Capital Leases at the time of calculation, but excluding the outstanding principal amount of the Indebtedness permitted by Sections 13.2.8 and 13.2.9 of this Agreement."

         "Interest Expense means for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness of Borrower during such period, including, without limitation, on Indebtedness permitted by
         Section 13.2.8 and 13.2.9 of this Agreement."

         6.13. FUNDED INDEBTEDNESS TO EBITDA. For all periods after
January 31, 2004, Section 14.3 of the Original Loan Agreement is deleted and replaced with the following:

         "14.3. MAXIMUM RATIO OF FUNDED INDEBTEDNESS TO EBITDA. Borrower shall cause the ratio of Funded Indebtedness to EBITDA for the most recently ended four fiscal quarters, for the fiscal quarters ended on the dates specified below, calculated as of the last day of each such fiscal quarter, to not be greater than the ratio specified for such period:

         ===============================================================================================
         FOUR FISCAL QUARTER PERIOD ENDED ON OR                MAXIMUM RATIO OF FUNDED INDEBTEDNESS TO
         MOST RECENTLY BEFORE THE FOLLOWING DATES:             EBITDA
         ----------------------------------------------------- -----------------------------------------
         July 31, 2002, October 31, 2002, January 31, 2003,    2.25:1.00
         April 30, 2003, July 31, 2003, October 31, 2003,
         and January 31, 2004,
         ----------------------------------------------------- -----------------------------------------
         April 30, 2004, July 31, 2004, October 31, 2004,      2.50:1.00"
         January 31, 2005, April 30, 2005, and the last day
         of each July, October, January and April thereafter
         ===============================================================================================

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         6.14. MINIMUM NET WORTH. For all periods after January 31, 2004,
Section 14.4 of the Original Loan Agreement is deleted and replaced with the following:

         "14.4. MINIMUM NET WORTH. For each completed fiscal quarter of Borrower, Borrower's Net Worth as of the last day of such fiscal quarter shall not be less than (i) for the fiscal quarter ending on or most recently before April 30, 2004, the sum of (A) the greater of (x) the Dollar amount of Net Worth that was required under this Agreement as of October 31, 2003, or (y) 85% of Borrower's Net Worth as of the fiscal year ending January 31, 2004 plus (B) 50% of quarterly Net Income for such fiscal quarter, and (ii) as of any other fiscal quarter end after April 30, 2004, an amount of not less than the sum of (x) Fifty Percent (50%) of Net Income during the fiscal quarter then-ended plus (y) the minimum Net Worth required as of the prior fiscal quarter after taking into account clause (x) above for such prior fiscal quarter, which is cumulative from and including the fiscal quarter ending on or most recently before April 30, 2004. If Net Income is a negative number for any fiscal quarter (e.g. a loss), such amount shall not reduce Borrower's Net Worth for that fiscal quarter, and shall be disregarded for all future Net Worth calculations so that any such negative number shall not reduce the minimum Net Worth required hereunder for any subsequent fiscal quarter. If the Life Uniform Sale (as defined in the Second Amendment) is consummated in accordance with the terms of the Second Amendment, then the Dollar amount listed in clause (A) of this Section 14.4 shall be reduced by the actual Dollar amount of the Book Loss, if any, from the Life Uniform Sale up to the Dollar amount of the Permitted Book Loss for purposes of calculating the Borrower's minimum Net Worth required under this Section beginning with the fiscal quarter in which the Life Uniform Sale closes."

         6.15. CONFIDENTIALITY. A new Section 18.14 is added to the Loan Agreement as follows:

         "18.14. DISCLOSURES. Notwithstanding anything herein or the other Loan Documents to the contrary, Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby."

         6.16. EXISTING DEFINITIONS. Clause (i) of the definition of "Eurodollar Rate" is deleted and replaced with the following:

         "(i) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by Administrative Agent as appearing in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, or, if the Bloomberg Financial Markets system or another authoritative source is not available, as such rate is otherwise determined by the Administrative Agent in its sole and absolute discretion"

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         6.17. NEW DEFINITIONS. The following new definitions are hereby added to the Original Loan Agreement in alphabetical order:

         "Duke Acquisition -- means that certain acquisition by Borrower of substantially all of the laundry business assets of Duke University Health System, Inc."

         "Life Insurance Policies -- those certain life insurance policies owned by Borrower on the lives of certain of its present and former employees with a current aggregate cash value of approximately $30,000,000."

         "Second Amendment" -- means that certain Second Amendment to Loan Agreement dated as of March 8, 2004 by and among Borrower, Administrative Agent and the Lenders.

         "Second Amendment Effective Date -- means March 8, 2004."

7. NEW EXHIBIT 3; NEW SCHEDULE II TO COMPLIANCE CERTIFICATE. Subject to the terms and conditions set forth herein, the Lenders hereby agree that, contemporaneously with this Agreement becoming effective as provided herein, the Exhibit 3 to the Original Loan Agreement is deleted and replaced with the Exhibit 3 attached to this Agreement. Subject to the terms and conditions set forth herein, the Lenders hereby agree that, contemporaneously with this Agreement becoming effective as provided herein, the Schedule II to Compliance Certificate to the Original Loan Agreement is deleted and replaced with the Schedule II to Compliance Certificate attached to this Agreement.

8. PATRIOT ACT NOTIFICATION. As required by applicable federal Law and Administrative Agent's and each other Lender's policies and practices, Administrative Agent and each Lender may need to collect certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services.

9. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrower's execution, delivery and performance of this Agreement has been duly authorized by all requisite action of Borrower, (ii) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Agreement, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Loan Agreement, all of the representations and warranties contained in Section 10 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement,
(v) after giving effect to this Agreement, there is no Existing Default,
(vi) since the Effective Date, there has been no change or modification to the Charter Documents of Borrower or any other Covered Person, (vii) since the date of the Initial Financial Statements, there has been no change in the financial condition or business operations of Borrower or any other Covered Person which could reasonably be expected to result in a Material Adverse Effect, (viii) there are no proceedings of any kind, pending or threatened against Borrower or any other Covered Person, which could reasonably be expected to result in a Material Adverse Effect, and( ix) there are no Security Interests with respect to the Borrower or its assets, except for Permitted Security Interests.

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10. REAFFIRMATION. Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) Borrower has no defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iii) Borrower has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

11. GOVERNING LAW. This Agreement has been deemed to be executed and delivered in Chicago, Illinois, and shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.

12. SECTION TITLES. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

13. COUNTERPARTS; FACSIMILE TRANSMISSIONS. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

14. INCORPORATION BY REFERENCE. Administrative Agent, Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

15. FEES AND EXPENSES. Borrower shall promptly pay to Administrative Agent all fees, expenses and other amounts owing to Administrative Agent under the Loan Agreement and the other Loan Documents, including, without limitation, all fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement.

16. NOTICE--ORAL COMMITMENTS NOT ENFORCEABLE. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan
Documents:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

  Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

17. STATUTORY NOTICE-INSURANCE. The following notice is given pursuant to
Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

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         UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY
         YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE IMMEDIATELY FOLLOWS}

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

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ANGELICA CORPORATION, A MISSOURI CORPORATION, AS BORROWER

By:      /s/ James W. Shaffer
   -------------------------------------
Name:    James W. Shaffer
     -----------------------------------
Title:   Vice President
      ----------------------------------


LASALLE BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT AND A LENDER

By:      /s/ Margaret C. Dierkes
   -------------------------------------
Name:    Margaret C. Dierkes
      ----------------------------------
Title:   Assistant Vice President
       ---------------------------------


UMB BANK, NATIONAL ASSOCIATION, A LENDER

By:      /s/ Cecil G. Wood
   -------------------------------------
Name:    Cecil G. Wood
     -----------------------------------
Title:   Sr. Vice President
      ----------------------------------


WELLS FARGO BANK, N.A., A LENDER

By:      /s/ Tammy R. Stargis
   -------------------------------------
Name:    Tammy R. Stargis
     -----------------------------------
Title:   Vice President
      ----------------------------------

                                  EXHIBIT A

                         DOCUMENTS AND REQUIREMENTS
                         --------------------------

1.   Second Amendment to Loan Agreement.

2. $43,000,000.00 Amended and Restated Revolving Note payable to LaSalle Bank National Association.

3. $28,500,000.00 Amended and Restated Revolving Note payable to UMB Bank, National Association.

4. $28,500,000.00 Amended and Restated Revolving Note payable to Wells Fargo Bank, N.A.

5. Reaffirmation of Guaranty executed by Angelica Textile Services, Inc., a New York corporation, Angelica Textile Services, Inc., a California corporation, Southern Service Company, a California corporation, and Angelica Realty Co., a California corporation.

6.   Solvency Certificate of Borrower.

7.   Legal Opinion of Borrower's and each Guarantors' counsel.

8. Current Insurance Certificates for Borrower and each Covered Person evidencing that Borrower and each Covered Person has in force insurance meeting the applicable requirements of the Loan Agreement, showing LaSalle Bank National Association, as administrative agent for itself and the other lenders, as additional insured on all liability policies.

9. Compliance Certificate showing proforma as of January 31, 2004 and showing proforma after giving effect to the Duke Acquisition.

10.  Borrower's Projections for 2005, 2006 and 2007.

11.  Secretary's Certificate (certifying resolutions, Articles or
     Certificate of Incorporation, Bylaws and Incumbency) for Borrower; such certification to include the identity of all Borrowing Officers in both the resolutions and incumbency certificate.

12. Good Standing Certificates for Borrower from the Secretary of State of Missouri.

13.  UCC searches for the following:

         a) Angelica Corporation:             Secretary of State of Missouri
         b) Angelica Textile Services, Inc.:  Secretary of State of New York
         c) Angelica Textile Services, Inc.:  Secretary of State of California
         d) Southern Service Company:         Secretary of State of California
         e) Angelica Realty Co.:              Secretary of State of California

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


                                  EXHIBIT B
                                  ---------

                            DISCLOSURE SCHEDULE
                            -------------------

                          None, if nothing listed.

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


                                  EXHIBIT C
                                  ---------

                         LIFE UNIFORM SALE MATTERS
                         -------------------------

Life Uniform Sale Requirements:

(i) the Life Uniform Sale does not result in a Book Loss greater than the Permitted Book Loss, (ii) after giving effect to the Life Uniform Sale, Borrower and the other Covered Persons are no longer conducting a retail uniform business except incidental to its laundry business and except for up to 18 months following the closing of the Life Uniform Sale as is necessary to complete the winding down and liquidation of its Life Uniform business so long as by the end of such 18 month period Borrower is no longer operating any retail stores related to its Life Uniform business (although Borrower may take actions beyond such 18 month period to accomplish any related ministerial tasks related to winding down its Life Uniform business) or as may be incidental to its laundry business, (iii) there is, at the time of the Life Uniform Sale, no existing Default or Event of Default and the consummation of the Life Uniform Sale would not reasonably give rise to a Default or Event of Default, (iv) the Life Uniform Sale closes on or before the fiscal year ending January 29, 2005, and (v) at the closing of the Life Uniform Sale, Borrower delivers to Administrative Agent a certificate certifying that the items in clauses (i), (ii) and (iii) of this paragraph have been met and, after all post-closing adjustments are made with respect to the Life Uniform Sale, Borrower shall promptly thereafter deliver to Administrative Agent a new certificate certifying that the item in clauses
(i) and (iii) of this paragraph remain fully complied with.

         "Book Loss" means -- the accounting loss, if any, incurred by Borrower and its Subsidiaries in connection with the Life Uniform Sale as calculated in accordance with GAAP.

         "Permitted Book Loss" -- means, after giving effect to the Life Uniform Sale (as defined in the Second Amendment) and the transaction costs incurred in connection therewith, the amount of Book Loss arising from the Life Uniform Sale up to but no greater than eighty percent (80%) of the Dollar amount of the average daily outstanding Aggregate Revolving Loan for the 2003 calendar year, as the Dollar amount of the average daily outstanding Aggregate Revolving Loan for the 2003 calendar year is reasonably determined by Administrative Agent.

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
                                            EXHIBIT 3
                                            ---------

                           LENDERS' COMMITMENTS AND PRO-RATA SHARES

   ---------------------------------------------------------------------------------------------
                                     TOTALS              REVOLVING LOAN             PRO-RATA
           LENDER                                          COMMITMENT                SHARES
   ---------------------------------------------------------------------------------------------
   LaSalle Bank National         $43,000,000.00          $43,000,000.00           43.000000000%
   Association
   ---------------------------------------------------------------------------------------------
   UMB Bank, National
   Association                   $28,500,000.00          $28,500,000.00           28.500000000%
   ---------------------------------------------------------------------------------------------
   Wells Fargo Bank, N.A.        $28,500,000.00          $28,500,000.00           28.500000000%
   ---------------------------------------------------------------------------------------------

   ---------------------------------------------------------------------------------------------
   AGGREGATES                   $100,000,000.00         $100,000,000.00          100.000000000%
   ---------------------------------------------------------------------------------------------


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



                    SCHEDULE II TO COMPLIANCE CERTIFICATE
                    -------------------------------------

               All calculations done in accordance with GAAP on a consolidated basis, in accordance with the provisions of the Loan Agreement
and based on the period ended                   . Any inconsistencies
                              ------------------
between the descriptions of the items set forth in this Schedule II and the terms of any of Sections 14.1 through 14.4 shall be resolved in favor of the terms set forth in Sections 14.1 through 14.4. Reference should be made to Sections 14.1 through 14.4 of the Loan Agreement for more specific instructions regarding the calculation periods and how the components of the financial covenants should be calculated.

NOTE: BORROWER SHALL ALSO INCLUDE THE CALCULATION NECESSARY FOR THE CALCULATIONS IN SECTION 4.6 AND SECTION 5.2.

I.       EBITDA AND EBITDAR (for preceding four fiscal quarters):

                  (i)      Net Income                                                                $_________
                  (ii)     Federal, State and Local Income
                           Tax expense accrued for as a liability                                    $_________
                  (iii)    Interest Expense                                                          $_________
                  (iv)     Amortization of goodwill and
                           other intangible assets and depreciation
                           expense taken or accrued for in such period,
                           without duplication                                                       $_________
                  (v)      Extraordinary non-cash losses in such period
                           incurred or accrued for in such period, without
                           duplication                                                               $_________
                  (vi)     Prepayment Penalty on Existing Indebtedness                               $_________
                  (vii)    Losses from Discontinued Operations                                       $_________
                  (viii)   Sum of Items (i), (ii), (iii), (iv), (v), (vi)
                           and (vii)                                                                 $_________
                  (ix)     Extraordinary income/gain in such period incurred
                           or accrued for in such period, without duplication                        $_________
                  (x)      Income from Discontinued Operations                                       $_________
                  (xi)     Item (viii) minus Items (ix) and (x)
                           EBITDA                                                                    $_________
                  (xii)    EBITDAR: sum of Item (viii) plus rental expense
                           minus the sum of Items (ix) and (x)                                       $_________

II.      MINIMUM FIXED CHARGES COVERAGE (SECTION 14.2)

         A.       EBITDAR for preceding four fiscal quarters per Item I                              $_________

         B.       Fixed Charges for preceding four fiscal quarters:

                  1.       Interest Expense                                                          $_________

                  2.       Sum of all scheduled principal payments
                           on long term Indebtedness of Borrower                                     $_________

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                  3.       Federal, State and Local Income Taxes expense paid                        $_________

                  4.       Stock Dividends and Redemptions/Distributions
                           paid or accrued for, without duplication                                  $_________

                  5.       For each fiscal quarter (which represents a
                           pre-agreed to amount of maintenance capital
                           expenditures)                                                 $2,000,000 per quarter
                                                                               (or $8,00,000 for four quarters)

                  6.      Rental expense                                                             $_________

                  7.      FIXED CHARGES (Sum of items 1 through 6)                                   $_________

         C.       Ratio of Item A to Item B.7.                                                          ___:1.0

         D.       Minimum Ratio required by Section 14.2 for such period                                ___:1.0


III.     FUNDED INDEBTEDNESS TO EBITDA (SECTION 14.3)

         A.       Funded Indebtedness as of the calculation date                                     $_________

         B.       EBITDA for preceding four fiscal quarters
                  per Item I                                                                         $_________

         C.       Ratio of Item A to Item B                                                          $_________

         D.       Maximum Ratio of Funded Indebtedness
                  to EBITDA permitted by Section 14.3                                                   ___:1.0

IV.      MINIMUM NET WORTH (SECTION 14.4)

         A.       Actual Net Worth                                                                   $_________

         B.       Minimum Net Worth Required by Section 14.4:

                  (i) for the fiscal quarter ending on or
                  most recently before April 30, 2004, the sum of (A) the greater of (x) the Dollar amount of Net Worth that was required under this Agreement as of October 31, 2003, or (y) 85% of Borrower's Net Worth as of fiscal year ending January 31, 2004 (B) 50% of quarterly Net Income for such fiscal quarter, and (ii) as of any other fiscal quarter end after April 30, 2004, an amount of not less than the sum of (x) Fifty Percent (50%) of Net Income during the fiscal quarter then-ended plus (y) the minimum Net Worth required as of the prior fiscal quarter after taking into account clause (x) above for such prior fiscal quarter, which is cumulative from and including the fiscal quarter ending on or on or most

18

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

                  recently before April 30, 2004. If Net
                  Income is a negative number for any fiscal quarter (e.g. a loss), such amount shall not reduce Borrower's Net Worth for that fiscal quarter, and shall be disregarded for all future Net Worth calculations so that any such negative number shall not reduce the minimum Net Worth required hereunder for any subsequent fiscal quarter.

                                                                                                     $_________

         If the Life Uniform Sale is consummated in accordance with the terms of the Second Amendment, then the Dollar amount listed in clause (A) of this Section 14.4 shall be reduced by the actual Dollar amount of the Book Loss up to the Dollar amount of the Permitted Book Loss

19


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



V.       PERMITTED ACQUISITIONS (SECTION 13.5).

         A.       Excluding the Duke Acquisition Aggregate Purchase
                  Price of all Acquisitions since Second Amendment
                  Effective Date                                                                     $_________

         B.       Aggregate Purchase Price of Permitted Acquisitions in
                  current Loan Year with negative EBITDA                                             $_________

"purchase price" includes, without limitation, any deferred purchase price, seller notes, assumed Indebtedness, or similar items.

20